UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 26, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue, SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Investors Real Estate Trust (IRET) announced a management reorganization that includes a new executive appointment, effective June 27, 2012.

Thomas A. Wentz, Jr., formerly Senior Vice President and Chief Operating Officer, was appointed Executive Vice President and Chief Operating Officer, with his job duties revised to include responsibility for capital markets, asset acquisitions and dispositions and property development. Mr. Wentz’s previous direct responsibility for property operations and asset management has been transferred to a newly-appointed executive officer, Mark W. Reiling.

Mr. Reiling, 54, who was associated with the Towle Real Estate Company and its successors (now Cassidy Turley) in Minneapolis for approximately 30 years, 18 as its president, joined IRET on June 27, 2012 as Executive Vice President of Asset Management.  Mr. Reiling will oversee the operations of the Company’s entire real estate portfolio of 265 properties with over 12 million square feet of office, industrial, retail and medical space, and approximately 9,000 apartment units.

Diane Bryantt, formerly Senior Vice President and Chief Financial Officer, was appointed Executive Vice President and Chief Financial Officer.

Michael Bosh, formerly Senior Vice President and General Counsel, was appointed Executive Vice President and General Counsel.

Item 7.01                      Regulation FD Disclosure.

Investors Real Estate Trust issued a press release announcing the management reorganization, which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of Investors Real Estate Trust, dated June 28, 2012, announcing management reorganization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:  June 28, 2012